Exhibit 10.21

API NANOTRONICS CORP.

(THE “CORPORATION”)

2006 EQUITY INCENTIVE PLAN

Notice and Agreement of Grant of Stock Option

TO:	MARTIN MOSKOVITS

FROM:	Board of Directors of API Nanotronics Corp.

DATE:	May 30, 2008

At the direction of the Compensation Committee (the “Committee”), you are hereby notified that on May 30, 2008 (the “Date of Grant”) the Committee has granted to you an option (the “Option”) to purchase shares of Common Stock of API Nanotronics Corp. (the “Corporation”), pursuant to the Corporation’s 2006 Equity Incentive Plan (the “Plan”), as amended from time to time, which is incorporated herein by reference and made a part of this agreement. This agreement evidences the Option that was granted to you. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.	This Option is intended to be a Nonstatutory Option.

2.	Subject in all respects to the Plan and the terms and conditions set forth herein and therein, you are hereby granted an Option to purchase from the Corporation 3,500,000 shares of Common Stock (the “Shares”) at the exercise price of $0.1005 per share (the “Option Price”). This Option is being issued to you by the Corporation as consideration for your services as an employee to the Corporation. The exercise price of this option represents an amount not less than the fair market value of the shares of common stock of the Corporation as of the close of business on May 30, 2008.

3.	This Option shall become exercisable by you in part on each of the vesting dates if you are on such vesting date serving as a full-time employee or a full-time independent contractor to the Corporation or any of its affiliates:

Grant Date	Number of Options Vested	Vesting Dates	Exercise Price per Option
May 30, 2008	700,000	May 30, 2008	US$	0.1005
May 30, 2008	700,000	May 30, 2008	US$	0.1005
May 30, 2008	700,000	June 29, 2008	US$	0.1005
May 30, 2008	700,000	June 29, 2010	US$	0.1005
May 30, 2008	700,000	Upon the receipt of the Corporation (or any of its successor corporations or affiliates) of US$5,000,000 of commitments in total grants or funding from bona-fide third parties related to the research and/or development of nanotechnology or related products.	US$	0.1005
Total:	3,500,000

If your service as a full-time employee or full-time consultant to the Corporation or any of its affiliates is terminated for any reason, the Option, to the extent not exercisable, shall be cancelled without consideration.

4.	Subject to the termination provisions set forth in the Plan, the Option shall expire on June 29, 2011 (the “Expiration Date”). If your service to the Corporation as a part-time consultant is terminated for any reason prior to the Expiration Date, the vested portion of your Option shall remain exercisable until terminated as set forth in the Plan and the non-vested portion of your Option shall be cancelled as provided above.

5.	Subject to the termination provisions set forth in the Plan, the vested portion of this Option shall be exercisable at any time and from time to time from and including the Date of Grant through and including up to 5:00 p.m. (Eastern Standard Time) on the Expiration Date by delivery to the Committee or its designee an Exercise Notice, in the form attached as Exhibit “A” to this Option Certificate, together with this Notice and Agreement of Stock Option and a certified check, bank draft or money order payable to “API NANOTRONICS CORP.” in an amount equal to the product of the Exercise Price and the number of Shares for which this Option is being exercised and otherwise in accordance with the Plan.

6.	The option is non-transferable, other than as may be occasioned by your death, and then only to your estate or according to the terms of your will or the provisions of applicable laws of descent and distribution.

7.	In the event that the right to exercise the Option is passed to your estate, or to a person to whom such right devolves by reason of your death, then the Option shall be non-transferable in the hands of your executor or administrator or of such person, except that the Option may be distributed by your executor or administrator to the distributees of your estate as a part of your estate. Enclosed for your careful review is a copy of the Plan governing the Option. At the time or times when you wish to exercise the Option, in whole or in part, please refer to the provisions of the Plan dealing with methods and formalities of exercise of the Option. The Corporation shall have the right, and is hereby authorized, to withhold from any payment due or transfer made under the Option, or from any compensation owing to you, applicable withholding taxes, if any.

Neither the Plan nor this agreement will be construed as giving you the right to be retained in the employ of the Corporation or as a consultant to the Corporation or its affiliates, and the Corporation or its affiliates may at any time terminate your employment or consulting engagement free from any liability or any claim under the Plan or this agreement, except as otherwise expressly provided herein.

8.	This agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to the conflicts of laws provisions thereof, and shall be subject in all respects to the terms of the Plan. If any one or more provisions of this agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This agreement and the Plan contain the entire agreement between the Corporation and you relating to the Option and the other matters set forth herein. This agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this agreement and the Plan, the Plan shall govern. Except as expressly provided in this agreement or the Plan with respect to certain actions permitted to be taken by the Committee with respect to this agreement and the terms of the Option, this agreement may not be amended, modified, changed, or waived other than by written instrument signed by the parties hereto. This agreement may be executed in counterparts, each of which shall be an original with the same effect as if the signatures were upon the same instrument.

9.	This Option amends and restates that certain Option dated July 2, 2007 between you and the Corporation.

API NANOTRONICS CORP.

By:	/s/ Stephen Pudles
Its:	CEO

I hereby acknowledge receipt of a copy of the Plan, a copy of which is annexed hereto, and represent that I am familiar with the terms and provisions thereof and hereby accept the Option, subject to all the terms and provisions of the plan and this agreement. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan.

/s/ Martin Moskovits
Martin Moskovits

Date:

EXHIBIT “A”

EXERCISE NOTICE

TO:	API NANOTRONICS GROUP CORP. (the “Corporation”)

AND TO:	THE BOARD OF DIRECTORS THEREOF

Unless context otherwise requires, or unless expressly defined herein, all capitalized terms will have the meanings specified in the Corporation’s 2006 Equity Incentive Plan adopted October 26, 2006.

The undersigned holder of the Options evidenced by the Notice and Agreement of Grant of Stock Option hereby subscribes for          Shares of the Corporation pursuant to such Options exercisable at an exercise price of US$0.1005 until the Expiration Date (or such other price as is determined pursuant to the Notice and Agreement of Grant of Stock Option) on the terms specified in such Notice and Agreement of Grant of Stock Option and enclosed herewith a certified check, bank draft or money order payable to the order of the Corporation in payment therefore, or such other form of payment authorized by the Plan and the Committee.

The undersigned hereby irrevocably directs that the said Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number(s) of Common Shares	Taxpayer Identification Number (if applicable)

(Please print full name in which Share certificates are to be issued. If any Shares are to be issued to a person or persons other than the holder, the holder must pay to the Corporation all eligible transfer taxes or other government charges.)

DATED this      day of                     ,         .

Signature Guaranteed	Signature of Subscriber

Name of Subscriber

Address of Subscriber

☐	Please check if the Share certificates are to be delivered at the office where this Exercise Notice is surrendered, failing which the certificates will be mailed.

Certificates will be delivered after the due surrender of the Notice and Agreement of Grant of Stock Option as aforesaid. In the event less than all of the Shares represented by this Notice and Agreement of Grant of Stock Option are exercised, a new Notice and Agreement of Grant of Stock Option for the remaining Shares subject to this Notice and Agreement of Grant of Stock Option shall be issued to the holder.